EXHIBIT 22
                              NUEVO ENERGY COMPANY

                         SUBSIDIARIES OF THE REGISTRANT


            NAME                                STATE OF INCORPORATION

            Rubicon Venture, Inc.                     Delaware

            Nuevo Liquids, Inc.                       Texas

            Bright Star Gathering, Inc.               Texas

            Sierra Power Corporation, L.C.            Texas

            Richfield Natural Gas, Inc.               Kansas

            Nuevo Congo Company                       Delaware

            The Congo Holding Company                 Delaware

            Nuevo Financing I                         Delaware